Exhibit 99.1

EXECUTIVE PERFORMANCE RSU AGREEMENT

This Executive Performance RSU Agreement (the “Agreement”) is hereby entered effective as of ______________, 2023 (the “Effective Date”), by and between Fuel Tech, Inc. (the “Company” or “Fuel Tech” or “FTI”), and _________________ (the “Participant”). Any term capitalized but not defined in this Agreement will have the meaning set forth in the Fuel Tech, Inc. 2014 Long-Term Incentive Plan, as amended (the “Plan”).

1.         Purpose. This Agreement provides the Participant the opportunity to receive a RSU award in the manner and on the terms, conditions and amounts set forth in this Agreement (“Executive Performance RSU”) for the stated purpose of aligning the Participant’s interests with the interests of the Company and its stockholders in the long-term growth of the Company and rewarding the Participant for his or her continued employment and service to the Company in the future.

2.         Performance RSU Award. For purposes of the Executive Performance RSU Award calculations set forth below in this Agreement, the Company’s Compensation Committee (the “Committee”), in the exercise of its business judgment under the Plan, approved a total target number of Executive Performance RSUs made up of four target RSU amount components. The four components of the Executive Performance RSU Award (each of them an Award under the Plan) are: Look Back RSUs, Revenue Growth RSUs, New Business Growth RSUs, and Operating Income RSUs (as each of those terms are defined below).

3.         Look-Back RSUs. For purposes of this Agreement, the Committee approved a Target Look-Back RSU Amount of __________________ (________) RSUs, consisting of a Target Look-Back RSU Amount of ____________ (_____) RSUs for the 2023 Performance Period and a Target Look-Back RSU Amount of __________________(_____) for the 2024 Performance Period. No later than ninety (90) days after the end of the applicable Performance Period, the Committee, in its sole discretion, shall award the Participant a number of RSUs of between zero and the Target Look-Back RSU Amount (“Look-Back RSUs”), on the Determination Date (as defined below).

(a)         Performance Assessment. The Committee, in its business judgment, may approve the Company awarding none, some or all of the Target Look-Back RSU Amount to the Participant based on the Committee’s subjective, qualitative assessment of the Participant’s overall performance during the Performance Period. The determination and approval by the Committee of what portion, if any, of the Target Look-Back RSU Amount shall be awarded to the Participant may include a variety of factors considered by the Committee in its sole discretion, including one or more of the equity award determination factors listed in Exhibit A to this Agreement.

(b)         Determination Date. All Look-Back RSU Awards will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 3(c) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.

(c)         Installment Vesting. Any Look-Back RSUs awarded on the Determination Date shall vest in three equal installments on the first, second and third anniversary of the Determination Date, in each case provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.

4.         Revenue Growth RSUs. For purposes of this Agreement, the Committee approved a Target Revenue Growth RSU Amount of _________________________ (_______) RSUs, consisting of a Target Revenue Growth RSU Amount of ____________ (_____) RSUs for the 2023 Performance Period and a Target Revenue Growth RSU Amount of __________________(_____) for the 2024 Performance Period. After the completion of the applicable Performance Period the Committee shall award the Participant a number of RSUs of between zero and the Target Revenue Growth RSU Amount (“Revenue Growth RSUs”), on the Determination Date.

(a)         Revenue Growth Measurement. During the Performance Period, the Company’s Revenue Growth will be measured against the Revenue Growth targets set forth on Exhibit B attached. The Committee will evaluate the Company’s Revenue Growth performance and shall approve the issuance to the Participant a number of Revenue Growth RSUs determined as follows:

(i)         if the Company’s Revenue Growth performance fails to meet the threshold level of Revenue Growth as set forth on Exhibit B, no RSUs will be awarded;

(ii)         if the Company’s Revenue Growth performance meets the threshold level of Revenue Growth as set forth on Exhibit B, then a number of RSUs equal to 50% of the Target Revenue Growth RSU Amount for the applicable Performance Period will be awarded; and

(iii)         if the Company’s Revenue Growth performance meets the target level of Revenue Growth as set forth on Exhibit B, then a number of RSUs equal to 100% of the Target Revenue Growth RSU Amount for the applicable Performance Period will be awarded.

To the extent that the Company’s Revenue Growth for an applicable Performance Period is more than the threshold amount but less than the target amount of Revenue Growth set forth on Exhibit B, then the number of Revenue Growth RSUs earned by the Participant for such Performance Period shall equal the sum of (i) the threshold award set forth in Section 4(a)(ii) above, plus (ii) that number of Revenue Growth RSUs equal to the product of (A) the positive difference between the target award set forth in Section 4(a)(iii) and the threshold award set forth in Section 4(a)(ii), multiplied by (B) a fraction, the numerator of which is the amount by which the Revenue Growth for the applicable Performance Period exceeded the threshold amount, and the denominator of which is the sum obtained by subtracting the threshold amount from the target amount for such Performance Period. The result so obtained shall be rounded up or down to the nearest multiple of 100.

(b)         Determination Date. Any Revenue Growth RSU awards made as a result of the Company’s Revenue Growth performance will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 4(c) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.

(c)         Installment Vesting. Any Revenue Growth RSUs awarded on the Determination Date shall vest on the first anniversary of the Determination Date provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.

5.         New Business Growth RSUs. For purposes of this Agreement, the Committee approved a Target New Business Growth RSU Amount of _________________________ (_______) RSUs, consisting of a Target New Business Growth RSU Amount of ____________ (_____) RSUs for the 2023 Performance Period and a Target New Business Growth RSU Amount of __________________(_____) for the 2024 Performance Period. After the completion of the applicable Performance Period the Committee shall award the Participant a number of RSUs of between zero and the Target New Business Growth RSU Amount (“New Business Growth RSUs”), on the Determination Date.

(a)         New Business Growth Measurement. During the Performance Period, the Company’s New Business Growth will be measured against the New Business Growth targets set forth on Exhibit B attached. The Committee will evaluate the Company’s New Business Growth performance and shall approve the issuance to the Participant a number of New Business Growth RSUs determined as follows:

(i)         if the Company’s New Business Growth performance fails to meet the threshold level of New Business Growth as set forth on Exhibit B, no RSUs will be awarded;

(ii)         if the Company’s New Business Growth performance meets the threshold level of New Business Growth as set forth on Exhibit B, then a number of RSUs equal to 50% of the Target New Business Growth RSU Amount for the applicable Performance Period will be awarded; and

(iii)         if the Company’s New Business Growth performance meets the target level of New Business Growth as set forth on Exhibit B, then a number of RSUs equal to 100% of the Target New Business Growth RSU Amount for the applicable Performance Period will be awarded.

To the extent that the Company’s New Business Growth for an applicable Performance Period is more than the threshold amount but less than the target amount of New Business Growth set forth on Exhibit B, then the number of New Business Growth RSUs earned by the Participant for such Performance Period shall equal the sum of (i) the threshold award set forth in Section 5(a)(ii) above, plus (ii) that number of New Business Growth RSUs equal to the product of (A) the positive difference between the target award set forth in Section 5(a)(iii) and the threshold award set forth in Section 5(a)(ii), multiplied by (B) a fraction, the numerator of which is the amount by which the New Business Growth for the applicable Performance Period exceeded the threshold amount, and the denominator of which is the sum obtained by subtracting the threshold amount from the target amount for such Performance Period. The result so obtained shall be rounded up or down to the nearest multiple of 100.

(b)         Determination Date. Any New Business Growth RSU awards made as a result of the Company’s New Business Growth performance will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 5(c) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.

(c)         Installment Vesting. Any New Business Growth RSUs awarded on the Determination Date shall vest on the first anniversary of the Determination Date provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.

6.         Operating Income RSUs. For purposes of this Agreement, the Committee approved a Target Operating Income RSU Amount of _________________________ (_______) RSUs, consisting of a Target Operating Income RSU Amount of ____________ (_____) RSUs for the 2023 Performance Period and a Target Operating Income RSU Amount of __________________(_____) for the 2024 Performance Period. After the completion of the applicable Performance Period the Committee shall award the Participant a number of RSUs of between zero and the Target Operating Income RSU Amount (“Operating Income RSUs”), on the Determination Date.

(a)         Operating Income Measurement. During the Performance Period, the Company’s Operating Income will be measured against the Operating Income targets set forth on Exhibit B attached. The Committee will evaluate the Company’s Operating Income performance and shall approve the issuance to the Participant a number of Operating Income RSUs determined as follows:

(i)         if the Company’s Operating Income performance fails to meet the threshold level of Operating Income as set forth on Exhibit B, no RSUs will be awarded;

(ii)         if the Company’s Operating Income performance meets the threshold level of Operating Income as set forth on Exhibit B, then a number of RSUs equal to 50% of the Target Operating Income RSU Amount for the applicable Performance Period will be awarded; and

(iii)         if the Company’s Operating Income performance meets the target level of Operating Income as set forth on Exhibit B, then a number of RSUs equal to 100% of the Target Operating Income RSU Amount for the applicable Performance Period will be awarded.

To the extent that the Company’s Operating Income for an applicable Performance Period is more than the threshold amount but less than the target amount of Operating Income set forth on Exhibit B, then the number of Operating Income RSUs earned by the Participant for such Performance Period shall equal the sum of (i) the threshold award set forth in Section 6(a)(ii) above, plus (ii) that number of Operating Income RSUs equal to the product of (A) the positive difference between the target award set forth in Section 6(a)(iii) and the threshold award set forth in Section 6(a)(ii), multiplied by (B) a fraction, the numerator of which is the amount by which the Operating Income for the applicable Performance Period exceeded the threshold amount, and the denominator of which is the sum obtained by subtracting the threshold amount from the target amount for such Performance Period. The result so obtained shall be rounded up or down to the nearest multiple of 100.

(b)         Determination Date. Any Operating Income RSU awards made as a result of the Company’s Operating Income performance will be made on the Determination Date, subject to the terms and conditions of the Plan and this Agreement, including the vesting schedule set forth in Section 6(c) below, provided that the Participant’s status as a Participant under this Agreement has not terminated before the Determination Date.

(c)         Installment Vesting. Any Operating Income RSUs awarded on the Determination Date shall vest on the first anniversary of the Determination Date provided that the Participant’s status as a Participant under this Agreement has not terminated before the applicable vesting date.

7.         Distribution of Shares. As soon as practicable after the Participant’s Distribution Date, the Company may either (i) issue to the Participant or the Participant’s personal representative a Share certificate, (ii) deposit Shares with an online broker or other service provider contracted by the Company for such purpose, or (iii) handle such Shares according to the terms of a Change in Control, subject to Sections 8 and 11 below, but each such issuance subject to compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance, and with the requirements hereof and of the Plan. Until Shares have been issued to the Participant under this Section, the Participant shall not have any rights as a holder of the Shares underlying any component of this Executive Performance RSU Award including but not limited to voting rights or dividends, if and when the Company declares same.

8.         Employment Termination; Change of Control; Deferral; Clawback.

(a)         Employment Termination. If the Participant’s status as a Participant under this Agreement (e.g., termination of employment with the Company) terminates for any reason before an applicable Determination Date, other than death or becoming Totally Disabled, no Executive Performance RSUs will be awarded to the Participant, except as provided in Section 8(b) below. If the Participant’s status as a Participant under this Agreement terminates before the Determination Date due to death or becoming Totally Disabled, the Committee shall determine, in its sole discretion, whether to award none, some or all of the Executive Performance RSUs to the Participant. If the Participant’s status as a Participant under this Agreement terminates on or after the Determination Date, but before the Executive Performance RSUs have fully vested under the terms of this Agreement:

(i)         If the Participant’s employment is terminated by the Company for Cause (as defined below), the Participant will forfeit all Executive Performance RSUs, including any Executive Performance RSUs that have vested;

(ii)         If the Participant terminates employment due to death or becoming Totally Disabled, the Participant will vest in any Executive Performance RSUs that have not vested, and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the full number of Executive Performance RSUs that were awarded to the Participant, regardless of whether or not the Participant had elected to defer under Section 8(c) below;

(iii)         If the Participant’s employment is terminated other than (A) due to death or becoming Totally Disabled, or (B) by the Company for Cause, the Participant will forfeit any Executive Performance RSUs that have not vested under Section 3(d) or (e), and on a date within thirty (30) days of the employment termination, determined by the Committee or Board, as applicable, the Company will distribute Shares to the Participant equal to the number of Executive Performance RSUs that already have vested, regardless of whether or not the Participant had elected to defer under Section 8(c) below.

(b)         Change in Control. In the event of a Change of Control before the Determination Date for any Executive Performance RSUs, the Committee shall determine, in its sole discretion, whether to award none, some or all the Target Executive Performance RSUs to the Participant under this Agreement and whether to accelerate the vesting of those Executive Performance RSUs it so awards. In the event of a Change of Control on or after the Determination Date for Executive Performance RSUs, but before the Executive Performance RSUs awarded to the Participant, if any, have fully vested, if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control, the Executive Performance RSUs awarded to the Participant will fully vest on a date before the effective date of the Change in Control, determined by the Committee or Board, as applicable, unless (i) the Company is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Executive Performance RSUs have been made, or (ii) the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan and this Agreement or replaces the Participant’s outstanding Executive Performance RSUs with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Executive Performance RSUs immediately prior to the Change in Control; provided, that, if the Participant’s status as a Participant under this Agreement has not terminated before the effective date of the Change in Control and the Participant’s Executive Performance RSUs do not become fully vested upon the Change of Control because of the foregoing provisions of this paragraph (b), the Participant’s Executive Performance RSUs nonetheless will become fully vested if, within one year after the effective date of the Change of Control, the Company or its successor terminates the Participant’s employment other than for Cause or the Participant terminates his or her employment for Good Reason (as defined below). If the Participant terminates employment following a Change in Control due to death or becoming Totally Disabled, the Participant will vest in any Executive Performance RSUs that have not previously vested. On a date determined by the Committee or Board, as applicable, within thirty (30) days of the Change of Control, the Company will distribute Shares to the Participant equal to the number of any Executive Performance RSUs that are or have become vested, regardless of whether or not the Participant had elected to defer under Section 8(c) below.

(c)         Deferral of Share Distribution. The Participant may elect to defer the receipt of Shares beyond the vesting date of the underlying Executive Performance RSUs as set forth in this Agreement by written election on the Company’s then-current Deferral Election Form, filed no earlier than the Determination Date and no later than thirty (30) days after the Determination Date for the Executive Performance RSUs. Any deferral period must be expressed as a number of whole years, not less than five (5) or more than ten (10), beginning on the Determination Date. Any such deferral election shall apply to the receipt of all Shares underlying the Executive Performance RSUs under this Agreement; for example, a deferral period of seven (7) years would result in the Participant receiving all Shares underlying the vested Executive Performance RSUs seven (7) years from the Determination Date regardless of the fact that the Executive Performance RSUs under this Agreement may have vested at differing times. If a Participant elects a deferral period but thereafter the Participant’s status as a Participant terminates after the Executive Performance RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of this Section 8 and Section 11, distribution of the Participant’s Shares underlying the Executive Performance RSUs will occur within thirty (30) days after the date the Participant’s status as such terminates. If a Participant elects a deferral period but thereafter a Change in Control occurs after the Executive Performance RSUs vest but before the elected deferral period expires, then, subject to the forfeiture provisions of this Section 8 and Section 11, distribution of the Participant’s Shares underlying the Executive Performance RSUs will occur on a date to be determined by the Committee or the Board, as applicable, immediately prior to the effective time of the Change in Control.

(d)         Claw back. At all times and regardless of the date of adoption any RSU target amounts established, RSUs awarded and Shares distributed under this Agreement shall be subject to any compensation recovery policy adopted by the Company to comply with applicable law, stock exchange listing standards or to comport with good corporate governances practices as determined by the Committee in its sole discretion, as such policy may be amended from time to time. The Company’s remedies and rights under this Section 8(d) shall be in addition to any other remedies or rights that the Company shall have, and any penalties or restrictions that may apply, under state or federal law, or any employment or other agreement.

9.         Changes in Capital or Corporate Structure. In the event of any change in the outstanding shares of common stock of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction the Committee or Board, as applicable, shall proportionately adjust, in a manner deemed equitable by the Committee or Board, as applicable, in its sole discretion, the number of RSUs held by the Participant under this Agreement, in accordance with the Plan.

10.         Nontransferability. A Participant’s rights under this Agreement, RSUs awarded under this Agreement and any rights and privileges pertaining to either of them, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

11.         Non-Competition and Non-Solicitation Restrictive Covenants. In order to protect the Confidential Information (as defined below), customer relationships, and other legitimate business interests of the Company, during the Participant’s status as such under this Agreement and for twelve (12) months following the termination of his or her status as a Participant under this Agreement (e.g., termination of employment with the Company) the Participant will not, directly or indirectly, as an employee, agent, member, director, partner, consultant or contractor or in any other individual or representative capacity: (a) solicit any Protected Individual (as defined below) for other employment or engagement, induce or attempt to induce any Protected Individual to terminate his or her employment, hire or engage any Protected Individual, or otherwise interfere or attempt to interfere in any way in the relationship between the Company and such Protected Individual; or (b) solicit or provide competitive products or services to any Customer (as defined below) or Prospective Customer (as defined below) or otherwise interfere or attempt to interfere in any way in the relationship between the Company and any Customer or Prospective Customer. Because the Company’s business is global in scope, the Participant understands and agrees that these restrictions apply worldwide.

The Participant agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 11, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise the Participant shall forfeit, upon written notice to such effect from the Company: (i) any rights to receive an RSU Award under this Agreement, (ii) any and all RSUs awarded to him or her under the Plan and this Agreement, including vested RSUs or Shares; (iii) any Shares acquired under this Award, and (iv) any profit the Participant has realized on the vesting or sale of any Shares acquired under this Award, which the Participant may be required to repay to the Company). The forfeiture provisions of this Section 11 shall continue to apply, in accordance with their terms, after the provisions of any employment or other agreement between the Company and the Participant have lapsed. The Participant consents and agrees that if the Participant violates or threatens to violate any provisions of this Section 11, the Company or its successors in interest shall be entitled, in addition to any other remedies that they may have, including money damages, to an injunction to be issued by a court of competent jurisdiction restraining the Participant from committing or continuing any violation of this Section 11. In the event that the Participant is found to have breached any provision set forth in this Section 11 or elsewhere in this Agreement, the time period provided for in that provision shall be deemed tolled (i.e., it will not begin to run) for so long as the Participant was in violation of that provision.

12.         Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

13.         Tax Consequences and Withholding. Nothing contained herein shall be construed as a promise, guarantee, or other representation by the Company of any particular tax effect nor shall the Company be liable for any taxes, penalties, or other amounts incurred by the Participant. The Company may withhold from any Shares that it is required to deliver under this Agreement the number of Shares sufficient to satisfy applicable withholding requirements under any applicable federal, state, local or foreign law, rule or regulation if any. The Participant acknowledges that he/she has had sufficient opportunity to review with his/her own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Agreement. The Participant acknowledges he/she must rely solely on such advisors and not on any statement or representations of the Company or any of its agents. The Participant understands that he/she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Agreement.

14.         No Limitation on the Company’s Rights. The awarding of RSUs shall not in any way affect the Company’s right or power to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. The terms and provisions of this Agreement that provide for the Participant to forfeit Executive Performance RSUs in the event of a termination for Cause, shall be in addition to any other remedies or rights that the Company shall have, and any penalties or restrictions that may apply, under state or federal law, or any employment or other agreement.

15.         Plan and Agreement Not a Contract of Employment or Service. Neither the Plan nor this Agreement is a contract of employment or service, and no terms of the Participant’s employment or service will be affected in any way by the Plan, this Agreement or related instruments, except to the extent specifically expressed therein. Neither the Plan nor this Agreement will be construed as conferring any legal rights to the Participant to continue in the employment or service with the Company or any subsidiary or affiliate thereof.

16.         Entire Agreement and Amendment. This Agreement is the entire Agreement between the parties to it, and all prior oral and written representations are merged in this Agreement. This Agreement may be amended, modified or terminated only by written agreement between the Participant and the Company, provided, that the Company may amend this Agreement without further action by the Participant if such amendment is deemed by the Company to be advisable or necessary to comply with Code Section 409A. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof. Each party has cooperated in the preparation of this Agreement. As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

17.         Notices. Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered, or on the date of written confirmation of receipt by (i) overnight carrier, (ii) facsimile, (iii) registered or certified mail, return receipt requested, addressee only, postage prepaid, or (iv) such other method of delivery that provides a written confirmation of delivery. Notice to the Company shall be directed to:

Fuel Tech, Inc.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

Attention: General Counsel

The Company may change the person and/or address to which the Participant must give notice under this Section 17 by giving the Participant written notice of such change, in accordance with the procedures described above. Notices to or with respect to the Participant will be directed to the Participant, or to the Participant’s executors, personal representatives or distributees, if the Participant is deceased, or the assignees of the Participant, at the Participant’s most recent home address on the records of the Company.

18.         Compliance with Laws. No certificate for Shares distributable pursuant to the Plan or this Agreement shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which Shares may, at the time, be listed, and the provisions of any foreign securities laws or the rules of foreign securities exchanges, where applicable.

19.         Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of the Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

20.         Incorporation of the Plan. The Plan, as it exists on the date of the Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Executive Performance RSU Award and the Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

21.         Governing Law. The laws of the State of Illinois shall govern the validity, interpretation, construction, and performance of this Agreement, without regard to the conflict of laws principles thereof.

22.         Code Section 409A. It is intended that this Agreement and the Plan be designed and operated within the requirements of Code Section 409A (including any applicable exemptions) and, in the event of any inconsistency between any provision of the Plan or this Agreement and Section 409A, the provisions of Section 409A shall control. Any provision in the Plan or Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. Any provision that is required by Section 409A to appear in the Plan or Agreement that is not expressly set forth therein shall be deemed to be set forth therein, and the Plan shall be administered in all respects as if such provision was expressly set forth herein. Any reference in the Plan or Agreement to Section 409A or a Treasury Regulation Section shall be deemed to include any similar or successor provisions thereto.

(a)         The Executive Performance RSU Award including each component RSU Award part thereof is intended to be exempt from Code Section 409A under the short-term deferral exception set forth in Code Section or, in the alternative, to comply with the requirements of Section 409A.

(b)         Notwithstanding anything in the Plan or Agreement to the contrary, if the Participant should become subject to the 6-month delay rule of Treasury Regulation Section 1.409A-1(c)(3)(v), then to the extent that the Executive Performance RSU award, in whole or in part, is subject to Section 409A and the Participant is a Specified Employee (as defined below) as of the date of Separation from Service (as defined below), distributions with respect to any RSUs that have been deferred may not be made before the date that is six (6) months after the date of Separation from Service or, if earlier, the date of the Participant’s death.

23.         Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

24.         Definitions. Where used in this Agreement, the following capitalized terms shall have the following meanings:

(a)         “Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company. In addition, if there is no employment, consulting, or other written agreement between the Company and the Participant or if such agreement does not define “Cause” to the extent provided for below then for purposes of this Agreement, “Cause” both thereunder and under this Agreement shall mean, as determined by the Committee in its sole judgment, conviction of the Participant under, or a plea of guilty by the Participant to any state or federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company or its affiliates regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified in the Company’s Code of Business Ethics and Conduct or the applicable Employee Handbook of the Company or its affiliates, or any successor manual, as a potential disciplinary measure.

In addition, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Company.

(b)         “Change in Control” shall have the meaning ascribed to such term in the Fuel Tech, Inc. 2014 Incentive Plan, as amended, or any successor equity incentive plan approved by the Board and a majority of the stockholders of the Company.

(c)         “Confidential Information” means any information (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is disclosed to, developed, or learned by the Participant during his/her status as a Participant, that relates to the business, services, techniques, know-how, processes, methods, formulations, investments, finances, operations, plans, research or development of the Company, and that is not generally known outside of the Company. Confidential Information includes, but is not limited to: the identity and information concerning the needs and preferences of current, former, and prospective customers; performance, compensation, and other personnel data concerning employees of the Company; business plans and strategies; plans for recruiting and hiring new personnel; trade secrets; and pricing strategies and policies. Confidential Information does not include the general skills, knowledge, and experience gained during the Participant’s status as a Participant and common to others in the industry or information that is or becomes publicly available without any breach by the Participant of this Agreement. the Participant agrees that at all times both during this Agreement and after his/her status as a Participant under this Agreement terminates, the Participant will not, without the Company’s express written permission, use Confidential Information for the Participant’s own benefit or the benefit of any other person or entity or disclose Confidential Information to any person other than (i) in the case of disclosures made while the Participant maintained his/her status as such hereunder, to persons to whom disclosure is required in connection with the performance of the Participant’s duties for the Company or (ii) any disclosure requested by a court or regulatory authority with jurisdiction over the subject matter, in which event the Participant agrees promptly to notify the Company in advance of and cooperate with the Company in any efforts to suppress or limit such disclosure.

(d)         “Customer” means any Person (as defined below) who or which is or was a customer of the Company and with whom the Participant had business contact during his or her tenure as a Participant hereunder or about whom the Participant received Confidential Information; provided that a former customer will only be considered a “Customer” for twelve (12) months after the last date on which the Company provided products or services (including, without limitation, marketing services, as determined by the Company in its sole discretion) to such Person.

(e)         “Determination Date” means the actual date on which the Company awards RSUs to the Participant under this Agreement after completion of the applicable Performance Period.

(f)         “Distribution Date” means the date on which the Shares represented by vested RSUs shall be deemed to be distributed to the Participant, which is the date on which a RSU vests; provided that, the Distribution Date for a Participant who elects to defer the distribution of his or her Shares beyond the date on which the applicable RSU vests will be the earliest of (i) the date the Participant’s status as a Participant under this Agreement terminates, or (ii) the end of the deferral period specified by the Participant. Additionally, if the Participant elects to defer the distribution of his Shares beyond the date on which the applicable RSUs vests, but a Change in Control occurs after the applicable RSUs vest, but before the elected deferral period expires, then, subject to the forfeiture provisions of Sections 8 and 11, the Participant’s Distribution Date will occur on a date to be determined by the Committee or Board, as applicable, immediately prior to the effective time of the Change in Control.

(g)         “Good Reason” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company and, if there is no employment, consulting, or other written agreement between the Company and the Participant or if such agreement does not define “Good Reason” then for purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, without the Participant’s prior written consent:

(i)         Any material diminution in the Participant’s assigned duties, responsibilities and/or authority;

(ii)        Any material reduction in the Participant’s base compensation;

(iii)       The Company requires the Participant to be based at a location that is more than thirty-five (35) miles further from the Participant’s residence than the location of the Participant’s principal job location or office immediately prior to the Change in Control (except for required travel on Company’s business to an extent substantially consistent with the Participant’s then present business travel obligations); or

(iv)        Any other action or inaction that constitutes a material breach by the Company of any agreement under which the Participant provides services to the Company.

Notwithstanding the foregoing, Good Reason shall not exist unless the Participant gives the Company written notice thereof within sixty (60) days after its occurrence and the Company shall not have remedied the action or omission within thirty (30) days after such written notice.

(h)         “New Business Growth” means revenue, if any, recognized by the Company from the sales of new products or services not sold by the Company prior to January 1, 2023.

(i)         “Operating Income” means the operating income of the Company before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee, in its sole discretion.

(j)         “Performance Period” means, as the context may require, the one-year period beginning January 1, 2023 and ending December 31, 2023 and the one-year period beginning on January 1, 2024 and ending December 31, 2024.

(k)         “Person” means an individual or any type of business entity.

(l)         “Prospective Customer” means any Person, other than a Customer, toward whom or which the Company directed specific and material business development efforts, such as, but not limited to, a detailed proposal or bid, and with whom the Participant had business contact during his or her tenure as a Participant hereunder or about whom the Participant received Confidential Information; provided that such Person will only be considered a “Prospective Customer” for twelve (12) months after the last date on which such efforts were undertaken by the Company.

(m)         “Protected Individual” means an individual who is or was an employee, consultant or advisor of the Company and with whom the Participant had business contact at any time during the Participant’s employment or other retention by the Company or about whom the Participant received Confidential Information ; provided that such a former employee, consultant or advisor will only be considered a “Protected Individual” for six (6) months after the last date he or she was employed by or provided services to the Company.

(n)         “Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant under this Agreement, which is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Agreement, and (iii) payable only in Shares.

(o)         “Revenue Growth” means the increase in revenue, if any, reported on Form 10-K for the Company coinciding with the Performance Period.

(p)         “Specified Employee” has the meaning given to that term in Code Section 409A and Treasury Regulation §1.409A-1(i) (or any similar or successor provisions).

(q)         “Totally Disabled” means (i) a permanent or long-term disability as defined in any individual agreement between the Company and the Participant or (ii) if there is no such agreement or if such agreement does not define Disability, that a Participant is either:

(A)         unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(B)          by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the disability benefits plan(s) of the Company.

In Witness Whereof, the parties have executed this Agreement effective as of the Effective Date.

Fuel Tech, Inc.
_______________________________ Participant	By: Its: ____________________________

Exhibit A

to

2023 Executive Performance RSU Award Agreement

Equity Award Factors

The determination and approval of proposed equity awards by the Company’s Compensation Committee are based on a variety of factors that may include:

●	historical equity awards, by employee, by year;

●	intrinsic values for each equity award, or, when applicable, the fair value of each equity award using the Black-Scholes option pricing model;

●	the number of equity award units available for issuance under the Plan;

●	supervisor recommendations for employee equity awards;

●	the estimate of expected intrinsic value (e.g., equity award compensation expense) of the aggregate equity award;

●	Fuel Tech’s financial performance in light of market conditions and operational considerations, which may be quantitative, qualitative or both;

●	achievement of individual or company operational objectives;

●	exceptional and innovative individual performance;

●	individual contribution to a strategic goal;

●	teamwork;

●	leadership accomplishments; and

●	employee job level

Exhibit B

to

2023 Executive Performance RSU Award Agreement

Performance Targets

Target Category	2023 Threshold	2023 Target	2024 Threshold	2024 Target
Total Revenue	$31.23 million	$34.7 million	$32.79 million	$36.44 million
New Business Revenue	$750,000	$1.0 million	$2.25 million	$3.0 million
Operating Income	$500,000	$1.0 million	$1.0 million	$2.0 million